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Stratos Renewables Secures Investment & Forms
Strategic Partnership with RNK Capital

Los Angeles, CA and Lima, Peru - April 23, 2008 - Stratos Renewables Corporation (SRNW.OB), an emerging South American sugarcane ethanol producer, today announced the company has entered into a strategic agreement with affiliates of RNK Capital LLC (“RNK”) to structure and manage commodity transactions in the global emissions trading market, including certified emission reductions and verified emission reductions (“Environmental Products”) that the Company may generate in the conduct of its sugar cane ethanol business. Stratos will receive a portion of the proceeds from the future sale of such Environmental Products by RNK. In addition Stratos secured an equity investment from affiliates of RNK.

"Stratos Renewables is pleased to be partnering with RNK on what we believe will be a significant opportunity provided by our production of sugar cane ethanol in Peru,” stated Stratos Chairman and President, Steve Magami. “We are very proud to be working with a leader in the business of carbon credits. RNK and its affiliates continue to break new ground in this emerging energy segment, and Stratos is excited to be working with them to create greater value for our investors.” RNK and its affiliates will manage all sales of Environmental Products for Stratos Renewables as part of their strategic agreement.

“We’re excited to have entered into this strategic partnership with Stratos Renewables,” said David Lee of RNK Capital. “We believe that Stratos is positioned ideally to leverage their sugar cane ethanol operations in Peru into projects that may generate greenhouse gas emission reduction credits.”

About RNK Capital LLC
RNK Capital LLC is a private investment firm specializing in the global environmental, emissions, energy, utilities and water markets. Through its environmental and emissions strategy, RNK Capital is an active trader in the various U.S. and international carbon and environmental markets. It is also a leading specialist in structured transactions for the global carbon and other environmental markets, including early-stage compliance projects.

About Stratos Renewables
Stratos Renewables is committed to becoming a leader in Latin America's rapidly emerging sugarcane ethanol industry, a growing segment of the larger renewable fuel industry. The company believes Peru's economic growth and expansion, illustrated by recent exponential growth in foreign direct investment, and GDP growth over the last five years, adds to Peru's promise as an attractive geographical location for the cultivation, processing, distribution and use of alternative fuels. In addition, rating agency DBRS has recently assigned investment-grade credit ratings to Peru's long-term foreign and local currency debt. For more information about Stratos Renewables, please visit: www.stratosrenewablesenergy.com.

About Ethanol
Ethanol is a clean burning, high octane biofuel produced from grain, which is a renewable source, and can be grown year after year. In its most basic sense, ethanol is a grain alcohol produced from sources such as corn and sugar. Pure 100% ethanol is normally not used as a replacement for gasoline, but the integration of up to 20% ethanol into a gasoline supply can cut down on not only the amount of oil consumed, but also on the emissions generated by the burning of that fuel. Ethanol significantly reduces harmful exhaust emissions, which contribute to global warming. The United Nations expects all biofuels to account for a full 25% of world energy needs by 2025.

Notice Regarding Forward-Looking Statements
This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Since the forward-looking statements relate to future developments, results or events, these statements are highly speculative and involve risks, uncertainties and assumptions that are difficult to assess. You should not construe any of these statements as a definitive or invariable expression of what will actually occur or result. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and the Company and Stratos assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov.